Exhibit 99.1

Veritiv Announces First Quarter 2015

Financial Results

Reports First Quarter Adjusted EBITDA of $28 Million, an Increase of 19% from Prior Year;

On Track for Multi-Year Synergy Capture

ATLANTA (May 13, 2015) − Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the first fiscal quarter ended March 31, 2015.

“Veritiv is off to a strong start for 2015,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation. “Coming off a successful 2014, our first quarter results today continue to give us confidence in our plans for Veritiv to succeed as a leading distribution solutions company focused on driving operational excellence and delivering superior customer service.”

For the three months ended March 31, 2015, compared to the three months ended March 31, 2014 (on a pro forma basis):

•	Net sales were $2.1 billion, a decrease of 4.5% from the prior year.
•	Adjusted EBITDA was $28.4 million, an increase of 18.8% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.3%, an increase of 26 basis points from the prior year.

The net loss, as reported, for the three months ended March 31, 2015 was $2.2 million, which includes $13.4 million of integration expenses and restructuring charges.

In the first quarter of 2015, net sales per shipping day decreased 2.9% from the prior year. Net sales per shipping day was impacted by the calendar structure for the first quarter of 2015 having one less shipping day compared to the same period in the prior year.

“Our solid first quarter financial results were driven by cost reductions as we continue to execute our robust integration plan and make progress in delivering net synergies in the range of $150 million to $225 million,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation.

The company continues to expect Adjusted EBITDA for 2015 in the range of $165 million to $175 million, which is in line with its long term guidance to improve Adjusted EBITDA by an incremental $100 million over its first few years post merger.

Veritiv Corporation will host a live conference call and webcast today, May 13, 2015, at 10 a.m. (ET) to discuss its first quarter 2015 financial results. All interested parties are invited to listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding GAAP and pro forma operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed.

When reviewing the reconciliations included in the non-GAAP measures, please note that certain information is on a pro forma basis. The pro forma information includes historical Unisource Worldwide, Inc. ("Unisource") results, other purchase accounting adjustments and adjustments for one-time costs as if the merger of the legacy xpedx business and UWW Holdings, Inc., the parent company of Unisource, had occurred on January 1, 2013.

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About Veritiv

Veritiv Corporation (NYSE: VRTV), with executive offices in Atlanta, and significant operations in the Greater Cincinnati, Ohio area, is a North American leader in business-to-business distribution solutions. Serving customers across virtually every industry, Veritiv provides print, publishing, packaging, facility and logistics solutions that help shape the success of its customers.  Established in 2014, following the merger of International Paper Company’s xpedx division and Unisource Worldwide, the company employs approximately 8,900 team members across more than 180 distribution centers throughout the U.S., Mexico and Canada. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and union disputes; loss of significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the merger, our ability to integrate the xpedx business with the Unisource business, the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration, and our limited experience complying with the reporting and other requirements of a publicly traded company, including the Sarbanes-Oxley Act; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the three-months ended March 31, 2015 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

Because the merger of the legacy xpedx distribution solutions business with that of UWW Holdings Inc., the parent company of Unisource, occurred on July 1, 2014, please note the following when reviewing the Veritiv Statements of Operations, Balance Sheets, and Statements of Cash Flows included with this release:

•	The Veritiv Condensed Combined Statement of Operations for the three-months ended March 31, 2014 reflects the results of the legacy xpedx business only. The Veritiv Condensed Consolidated Statement of Operations for the three-months ended March 31, 2015 includes the combined legacy xpedx and Unisource businesses.
•	The Veritiv Condensed Combined Statement of Cash Flows for the three-months ended March 31, 2014 reflects the results of the legacy xpedx business only. The Veritiv Condensed Consolidated Statement of Cash Flows for the three-months ended March 31, 2015 includes the combined legacy xpedx and Unisource businesses.

Condensed Consolidated and Combined Statements of Operations

VERITIV CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$2,137.9	$1,307.4
Cost of products sold (excluding depreciation and amortization)	1,761.9	1,088.5
Distribution expenses	130.7	77.1
Selling and administrative expenses	210.6	128.6
Depreciation and amortization	13.5	4.6
Integration expenses	10.0	-
Restructuring charges (income)	3.4	(0.2)
Operating income	7.8	8.8
Interest expense, net	6.4	-
Other expense (income), net	3.5	(0.5)
Income (loss) from continuing operations before income taxes	(2.1)	9.3
Income tax expense	0.1	3.7
Income (loss) from continuing operations	(2.2)	5.6
Loss from discontinued operations, net of income taxes	-	(0.1)
Net income (loss)	$(2.2)	$5.5

Earnings (loss) per share:
Basic and diluted
Continuing operations	$(0.14)	$0.69
Discontinued operations	-	(0.01)
Basic and diluted earnings (loss) per share	$(0.14)	$0.68

Weighted average shares outstanding - basic and diluted	16,000,000	8,160,000

Condensed Consolidated Balance Sheets

VERITIV CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash	$63.5	$57.6
Accounts receivable, less allowances of $43.2 and $39.0, respectively	1,062.9	1,115.1
Related party receivable	3.9	3.9
Inventories	688.1	673.2
Other current assets	111.6	109.3
Total current assets	1,930.0	1,959.1
Property and equipment, net	376.5	377.4
Goodwill	52.4	52.4
Other intangibles, net	34.1	36.1
Non-current deferred income tax assets	106.6	105.6
Other non-current assets	40.9	43.9
Total assets	$2,540.5	$2,574.5
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$642.5	$589.8
Related party payable	13.5	11.0
Accrued payroll and benefits	105.6	111.1
Deferred income tax liabilities	21.1	21.1
Other accrued liabilities	92.6	100.5
Current maturities of long-term debt	3.6	3.8
Financing obligations to related party, current portion	14.0	13.8
Total current liabilities	892.9	851.1
Long-term debt, net of current maturities	792.8	855.0
Financing obligations to related party, less current portion	208.8	212.4
Defined benefit pension obligations	32.9	36.3
Other non-current liabilities	108.4	107.2
Total liabilities	2,035.8	2,062.0
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	-	-
Common stock, $0.01 par value, 100.0 million shares authorized, 16.0 million shares issued and outstanding	0.2	0.2
Additional paid-in capital	563.4	562.4
Accumulated deficit	(30.2)	(28.0)
Accumulated other comprehensive loss	(28.7)	(22.1)
Total shareholders' equity	504.7	512.5
Total liabilities and shareholders' equity	$2,540.5	$2,574.5

Condensed Consolidated and Combined Statements of Cash Flows

VERITIV CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Three Months Ended March 31,
	2015	2014
Operating Activities
Net income (loss)	$(2.2)	$5.5
Loss from discontinued operations, net of income taxes	-	(0.1)
Income (loss) from continuing operations	(2.2)	5.6
Depreciation and amortization	13.5	4.6
Amortization of deferred financing fees	1.1	-
Net gains on sales of property and equipment	(0.2)	(0.7)
Provision for allowance for doubtful accounts	3.8	1.7
Deferred income tax provision	(0.3)	1.1
Stock-based compensation	1.0	1.1
Other noncash items, net	0.5	-
Changes in operating assets and liabilities
Accounts receivable and related party receivable	41.0	13.9
Inventories	(21.7)	4.6
Accounts payable and related party payable	72.0	11.5
Accrued payroll and benefits	(9.3)	(2.4)
Other	(6.9)	(4.7)
Net cash provided by operating activities – continuing operations	92.3	36.3
Net cash used for operating activities – discontinued operations	-	(1.1)
Net cash provided by operating activities	92.3	35.2
Investing Activities
Property and equipment additions	(9.7)	(1.0)
Proceeds from asset sales	0.2	1.0
Other	-	0.5
Net cash (used for) provided by investing activities	(9.5)	0.5
Financing Activities
Net cash transfers to Parent	-	(31.1)
Change in book overdrafts	(11.9)	(4.7)
Borrowings of long-term debt	1,121.8	-
Repayments of long-term debt	(1,181.0)	-
Payments under equipment capital lease obligations	(1.0)	-
Payments under financing obligations to related party	(3.4)	-
Net cash used for financing activities – continuing operations	(75.5)	(35.8)
Net cash provided by financing activities – discontinued operations	-	1.1
Net cash used for financing activities	(75.5)	(34.7)
Effect of exchange rate changes on cash	(1.4)	0.6
Net change in cash	5.9	1.6
Cash at beginning of period	57.6	5.7
Cash at end of period	$63.5	$7.3

Supplemental Cash Flow Information
Cash paid for income taxes, net of refunds	$0.7	$0.2
Cash paid for interest	5.2	-

Non-GAAP Measures

We supplement our financial information prepared in accordance with GAAP with Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges (income), non-restructuring stock-based compensation expense, LIFO (income) expense, non-restructuring severance charges, gain on sale of joint venture, integration expenses, (income) loss from discontinued operations, net of income taxes, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement ("TRA") and certain other adjustments) because we believe investors commonly use Adjusted EBITDA as a key financial metric for valuing companies such as ours. In addition, the credit agreement governing our asset-based lending facility permits us to exclude these and other charges in calculating “Consolidated EBITDA” pursuant to such lending agreement.

Adjusted EBITDA is not a measurement of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following tables and related footnote for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions, unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	Veritiv As Reported	Veritiv As Reported	Pro Forma Adjustments*	Veritiv Pro Forma
Net income (loss)	$(2.2)	$5.5	$(4.0)	$1.5
Interest expense, net	6.4	-	6.3	6.3
Income tax expense (benefit)	0.1	3.7	(0.7)	3.0
Depreciation and amortization	13.5	4.6	8.4	13.0
EBITDA	17.8	13.8	10.0	23.8
Restructuring charges (income)	3.4	(0.2)	0.2	-
Non-restructuring stock-based compensation	1.0	1.1	0.1	1.2
LIFO (income) expense	(5.2)	(3.8)	(0.2)	(4.0)
Non-restructuring severance charges	0.4	1.7	0.1	1.8
Gain on sale of joint venture	-	-	(6.6)	(6.6)
Merger and integration expenses	10.0	-	7.9	7.9
Fair value adjustment on TRA contingent liability	1.3	-	-	-
Other	(0.3)	(0.1)	(0.2)	(0.3)
Loss from discontinued operations, net of income taxes	-	0.1	-	0.1
Adjusted EBITDA / Pro Forma Adjusted EBITDA	$28.4	$12.6	$11.3	$23.9

Net sales	$2,137.9	$1,307.4	$930.7	$2,238.1

Adjusted EBITDA / Pro Forma Adjusted EBITDA as a % of net sales	1.3%	1.0%		1.1%

* Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger.

Veritiv Contacts:

Investors: Neil Russell, 678-418-4215      Media: Ed Patterson, 678-418-4221